Exhibit 99.1

SideChannel Exchanges 2021 Warrants for Common Stock and New Warrants

WORCESTER, MA / ACCESSWIRE / December 27, 2023 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology to emerging and middle market companies, announced the successful completion of a tender offer with holders of certain 2021 warrants.

On November 7, 2023, SideChannel announced a tender offer to 101 investors who collectively possess 55.5 million warrants issued in 2021 with an exercise price of $0.36 and expiration dates between March 31, 2026 and April 16, 2026. The tender offer closed at 5:00 p.m., Eastern Time, on December 26, 2023, with 76 investors receiving, on a combined basis, approximately 7.3 million shares of common stock and 17.4 million new warrants in exchange for tendering 43.5 million 2021 warrants (78.4% of the total 2021 warrants).

“Our growth and industry leadership are positioning SideChannel for strategic opportunities. The 2021 warrants contain toxic terms that limit our options and impede our ability to take advantage of these opportunities. We have alternatives for working around the roadblocks presented by these warrants that don’t involve the warrant holders, but we chose to work with these investors on a solution and we are appreciative of their support,” said Brian Haugli, SideChannel’s CEO. He added, “We are mindful of the patience investors have had with our company as we work through the merger and continue advancing Enclave. Our tender offer allows these investors to get immediate value from their 2021 warrants and increase their potential to benefit from our future successes.”

The common stock issued through this tender offer represents approximately 3.3% of the total outstanding shares after the tender offer. The new warrants received by investors have an $0.18 exercise price, expire on December 31, 2028, have no restrictions on a cashless exercise, and feature an automatic conversion into common stock if the bid price exceeds $0.36 for 30 consecutive days.

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, the Company delivers comprehensive cybersecurity plans through a series of actions branded, SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent, and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave; a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive to press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

SideChannel

146 Main Street

Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects, subject to the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act and otherwise. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SDCH’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Forms 10-K, 10-Q and 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.